                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                                   INTRAV, INC.
                    (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                             [INTRAV, INC. LOGO]



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1999

DEAR SHAREHOLDER:

            The Annual Meeting of Shareholders of Intrav, Inc. will be held at the St. Louis Club, 7701 Forsyth, St. Louis, Missouri, on Friday, May 21, 1999, at 11:00 a.m., local time, for the following purposes:

            ( ) To elect two directors to hold office until the 2002 Annual Meeting or until their successors shall have been duly elected and qualified; and

            ( ) To transact such other business as may properly come before the meeting and all adjournments thereof.

            The Board of Directors has fixed the close of business on March 31, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof.

            EVEN IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                          BY ORDER OF THE BOARD OF DIRECTORS




                                          /s/ Barney A. Ebsworth
                                          ------------------------------------
                                          Barney A. Ebsworth
                                          Chairman of the Board and Secretary


April 15, 1999

                             [INTRAV, INC. LOGO]


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1999
                         -----------------------------

                              GENERAL INFORMATION


            The enclosed proxy is solicited on behalf of the Board of Directors of Intrav, Inc. (the "Company") for use at the 1999 Annual Meeting of its shareholders to be held May 21, 1999, at 11:00 a.m., local time, at the St. Louis Club, 7701 Forsyth, St. Louis, Missouri, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

            The Company's principal executive offices are located at 7711 Bonhomme, St. Louis, Missouri 63105. This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card are first being sent to shareholders of the Company on or about April 15, 1999.

            The proxy set forth on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

            The holders of record of the Company's Common Stock as of the close of business on March 31, 1999, are entitled to notice of, and to vote, either in person or by proxy, at the Annual Meeting. On March 31, 1999, there were 5,114,200 shares of the Company's Common Stock issued and outstanding.

            A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote per share on each matter to be acted on at the Annual Meeting. The Board knows of no matters other than the election of directors to be presented for consideration at the Annual Meeting. The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the Annual Meeting is required to elect each director and to act on any other matter properly brought before the meeting.

            Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, and proxies which are marked to deny discretionary authority on other matters, will be counted for the purpose of determining the presence of a quorum and as voted for purposes of determining the base number of shares voting on a particular purpose. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees or against such other matters. If a broker or other nominee holder indicates on the

Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a particular matter, such shares will not be considered present for the purpose of determining a quorum or as voted for purposes of determining the approval of shareholders on a particular proposal. If a Proxy Card is signed and returned without any direction given, shares will be voted for the election of the Board's slate of nominees.

            The expense of preparing, printing and mailing proxy materials to the Company's shareholders will be borne by the Company. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company may also solicit proxies personally or by telephone or by other means, but such persons will not be specially compensated for such services. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.

            SECURITY OWNERSHIP BY PRINCIPAL HOLDERS AND MANAGEMENT

            The table below sets forth, as of March 31, 1999, the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's issued and outstanding Common Stock on that date, (ii) each current director of the Company, including the nominees for election as a director, (iii) each executive officer named in the Summary Compensation Table, individually, and (iv) all executive officers and directors as a group.


                                                                NUMBER OF SHARES
                                                            BENEFICIALLY OWNED<F1><F2>     PERCENT OF CLASS<F2><F3>
                                                            ------------------             ----------------
Barney A. Ebsworth
      The Revocable Trust of Barney A. Ebsworth,
      Dated July 23, 1986, as amended <F4>                       3,825,000                        74.79%

Paul H. Duynhouwer <F5>                                            136,000                         2.61%

Wayne L. Smith II <F6>                                              20,400                           <F*>

Richard J. Hefler <F7>                                              13,000                           <F*>

John B. Biggs, Jr.                                                   2,000                           <F*>

William H.T. Bush                                                   19,000                           <F*>

Robert H. Chapman                                                      600                           <F*>

All executive officers and directors
      as a group (7 persons)                                     4,016,000                        76.69%

--------------------
<F*>     Less than one percent.
<F1>     Each individual holder has sole voting and investment power with respect to the shares listed beside his name.
<F2>     In March 1999, the Company filed with the Securities and Exchange
         Commission a registration statement for the proposed public offering by the Company of 500,000 shares of Company Common Stock and by the Revocable Trust of Barney A. Ebsworth of 2,000,000 shares of Company Common Stock (plus an aggregate of up to 75,000 and 300,000 shares which may be sold by the Company and the Revocable Trust of Barney A. Ebsworth, respectively, pursuant to an over-allotment option granted to the underwriters). If the proposed offering is consummated, certain options held by Messrs. Duynhouwer, Smith and Hefler will become exercisable. As a result, based upon 5,614,200 shares of Company Common Stock (including 5,114,200 shares of Company Common Stock outstanding at March 31, 1999 and 500,000 shares proposed to be sold by the Company in the offering, assuming that the underwriters' over-allotment option is not exercised): (i) the beneficial ownership of Messrs. Duynhouwer, Smith and Hefler will increase to 306,000 shares (5.21%), 100,400 shares (1.76%) and 25,000 shares, respectively; and (ii) the beneficial ownership of The Revocable
         Trust of Barney A. Ebsworth and all executive officers and directors as a group will decrease to 1,825,000 shares (32.51%) and 2,278,000 shares (38.03%), respectively.
<F3>     The percentage calculations of beneficial ownership are based upon
         5,114,200 shares of common stock outstanding at March 31, 1999 plus, with respect to the Revocable Trust of Barney A. Ebsworth and Messrs. Duynhouwer, Smith and Hefler, and all executive officers and directors as a group, the number of shares subject to options exercisable by each executive officer, director or the group on or prior to May 30, 1999.
<F4>     Mr. Ebsworth is the sole trustee of The Revocable Trust of Barney A.
         Ebsworth and has sole voting and investment power with respect to the shares shown. The address of The Revocable Trust of Barney A. Ebsworth is 7711 Bonhomme Avenue, St. Louis, Missouri 63105-1961.
<F5>     Includes 90,000 shares subject to presently exercisable stock options.
<F6>     Includes 20,000 shares subject to presently exercisable stock options.
<F7>     Includes 13,000 shares subject to presently exercisable stock options.

                             ELECTION OF DIRECTORS


            The Board of Directors is currently divided into three classes which have three-year terms that expire in successive years. The Company presently has six directors.

            The term of Class I directors expires at the 1999 Annual Meeting. The Board of Directors proposes that Mr. William H.T. Bush and Mr. Wayne L. Smith II, each of whom is currently serving as a Class I director, each be re-elected to serve a term of three years until the 2002 Annual Meeting or until their successors are duly elected and qualified.

            The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of the two nominees named below, except as otherwise directed by a shareholder on a Proxy Card. If a Proxy Card is signed and returned without any direction given, the shares represented thereby will be voted for the election of the nominees named below. The Board of Directors has no reason to doubt the availability of the nominees and they have indicated their willingness to serve if so elected. If the nominees should decline or be unable to serve, it is intended that, in the discretion of the Board of Directors, either the size of the Board will be reduced or the persons named on the Proxy Card will vote for a substitute nominee or nominees as designated by the Board of Directors.

            The name, age, principal occupation or position and other directorships with respect to the nominees and the other directors whose terms of office as directors will continue after the Annual Meeting are set forth below. Each of the directors has held the currently listed position or another executive position with the same entity shown or an affiliated entity for more than five years except as set forth below. The Board recommends a vote "FOR" the election of both of the nominees as a director.

      CLASS I - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2002

            WILLIAM H.T. BUSH, 60 - Director since June 1995; Chairman of the Board, Bush, O'Donnell & Co. (investment adviser) since 1986; Director, Mississippi Valley Bancshares, Inc., RightChoice Managed Care, Inc., and DT Industries, Inc.

            WAYNE L. SMITH II, 49 - Executive Vice President, Chief Financial Officer and Director since September 1997; Chairman, President and Chief Executive Officer, Bekins Distribution Services, Inc. (January 1993 to December 1997); President, Windsor Real Estate, Inc. and Windsor Capital, Inc. (October 1989 to September 1997); Vice President, Citicorp (September 1980 to September 1989).

                  CLASS II - TO CONTINUE IN OFFICE UNTIL 2000

            PAUL H. DUYNHOUWER, 64 - President, Chief Executive Officer and Director since January 1997; President and Chief Executive Officer, Clipper Cruise Line, Inc. since August 1989; Executive Vice President, Special Expeditions (December 1986 to August 1989); Senior Vice President, Clipper Cruise Line, Inc. (June 1982 to November 1986).

            ROBERT H. CHAPMAN, 53 - Director since May 1997; Chairman and Chief Executive Officer, Barry-Wehmiller Companies, Inc. since 1975 (machinery manufacturer); Director, Barry-Wehmiller International and LaBarge, Inc.

                 CLASS III - TO CONTINUE IN OFFICE UNTIL 2001

            BARNEY A. EBSWORTH, 64 - Founded the business known as INTRAV in 1959. Prior to October 1992, the Company's operations were conducted as a division of Windsor, Inc. (a diversified real estate, travel and venture capital company founded by Mr. Ebsworth), during which time Mr. Ebsworth served as Windsor, Inc.'s Chairman of the Board and Chief Executive Officer. In October 1992, the Company was spun-off from Windsor, Inc. as a separate entity. After the spin-off, Mr. Ebsworth served as Chairman of the Board and Chief Executive Officer of the Company until the Company's initial public offering in May 1995, at which time he retired as the Chief Executive Officer. He remains the Company's Chairman of the Board.

            JOHN B. BIGGS, JR., 49 - Director since November 1995; recently appointed Chairman and Chief Executive Officer, Union Bank, N.A; prior to February 1999, Senior Vice President - Private Bank, Bank of America (formerly NationsBank, N.A.) since April 1995; Senior Vice President, Brown Group Inc. (January 1994 to March 1995); President, Brown Shoe Company, a subsidiary of Brown Group, Inc. (December 1990 to January 1994).

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

            The Board of Directors met on three occasions in 1998. In addition, during that period, the Board of Directors met by unanimous written consent on four additional occasions for the purpose of declaring cash dividends. During 1998, each of the directors attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he so served. The Board of Directors has standing Audit, Compensation and Nominating Committees.

            The current members of the Audit Committee are Messrs. Bush, Biggs, and Chapman. The functions of the Audit Committee include: (i) assisting in the selection of independent auditors; (ii) directing and supervising investigations into matters relating to audit functions; (iii) reviewing with independent auditors the plans and results of the audit engagement; (iv) reviewing the degree of independence of the auditors; (v) considering the range of audit and non-audit fees; and (vi) reviewing the adequacy of the Company's system of internal accounting controls. The Audit Committee met with the independent auditors in February 1998 to review the results of the 1997 audit. It also met with the independent auditors in February 1999 to review the results of the 1998 audit.

            The current members of the Compensation Committee are Messrs. Ebsworth, Biggs and Chapman, the Company's non-employee directors. The Compensation Committee is responsible for reviewing and approving all elements of the total compensation program for the executive officers and certain other officers and employees of the Company, including incentive, bonus and stock option plans. During 1998, the Compensation Committee met two times to review the compensation of the Company's Chief Executive Officer and other executive officers.

            The entire Board of Directors serves in the capacity of a Nominating Committee. The Board will accept recommendations for nominations as directors from shareholders. Shareholders wishing to propose such nominees for consideration should write to Mr. Barney A. Ebsworth at the executive offices of the Company.

                                DIRECTORS' FEES

            Mr. Duynhouwer and Mr. Smith, as employees of the Company, do not receive retainers or fees for attendance at Board or Committee meetings. Messrs. Biggs, Bush, Ebsworth and Chapman receive an annual fee of $12,000 and a fee of $600 for each Board or Committee meeting attended. Such directors also receive a $5,000 annual credit for traveling on the Company's programs.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

            The Compensation Committee's objective is to implement and administer a remuneration program that is both effective and responsible.
The Compensation Committee, consisting of Messrs. Biggs (who has served as Chairman since May 21, 1997), Ebsworth and Chapman, approved the compensation paid to the Company's Chief Executive Officer and other executive officers in 1998. In making its decisions, the Compensation Committee considered, among other things, the compensation philosophy set forth below and the recent financial performance and results of operations of the Company. Although the compensation philosophy and financial and operating results were considered in setting the base salaries and annual bonuses payable to the Chief Executive Officer and other executive officers, the Compensation Committee did not feel constrained to adhere to them in the face of potential unforeseen circumstances which may exist in a dynamic industry and economy and which may have affected the financial performance or results of operations in a manner beyond the control of the Chief Executive Officer and the Company's other executive officers. The informal and subjective nature of the process made it possible for the Compensation Committee to consider the degree of success the Chief Executive Officer and the other executive officers had in responding to these unforeseen circumstances.

BASE SALARY AND ANNUAL INCENTIVE COMPENSATION

            In setting the compensation of Mr. Duynhouwer, the Compensation Committee considered his leadership qualities, managerial style, commitment to the Company and experience with the Company and the travel industry. The Compensation Committee generally recognized the challenging economic conditions confronting the Company and acknowledged that these conditions made the job of the chief executive officer more difficult and complex. In setting the compensation of the other executive officers, the Compensation Committee, in consultation with Mr. Duynhouwer, performed a subjective evaluation of each executive officer which was based on the overall perception of the executive officer's job performance and potential for assuming increased responsibility within the Company, but without relying on any one particular measurement of evaluation. Factored into this analysis was the Compensation Committee's subjective beliefs as to the value to the Company of the services performed by the particular executive officer, the executive officer's contribution to the overall financial success, operating condition and performance of the Company, the degree of complexity the position entails and the training and experience necessary to perform the particular position adequately. Other factors considered were the length of service with the Company, the need to pay sufficient compensation to avoid the potential loss of the employee to a competitor or to another industry and the costs incurred in recruiting and training a replacement.

LONG-TERM INCENTIVE COMPENSATION

            The Compensation Committee and the Board of Directors believe that a portion of the total compensation package of the Company's executive officers should be in the form of, or related to, ownership of the Company's Common Stock in order to ensure that the interests of management and the shareholders are aligned. Under the 1995 Incentive Stock Plan, the Compensation Committee may award non-qualified stock options, incentive stock options, restricted stock and stock appreciation rights.
Grants of benefits under the 1995 Incentive Stock Plan are at the discretion of the Compensation Committee.

            Pursuant to the terms of the 1995 Incentive Stock Plan, on March 19, 1997, the Compensation Committee granted to Mr. Duynhouwer an option to purchase 200,000 shares of the Company's Common Stock at an exercise price of $7.375 per share. The option vests over a five-year period at a rate of 20% per year, and provides for accelerated vesting in the event of a change in control of the Company. On November 7, 1997, the Committee granted to Mr. Duynhouwer an additional option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $13.25 per share. Such option vests over a two-year period at a rate of 50% per year and provides for accelerated vesting in the event of a change in control of the Company.

            The Compensation Committee has also awarded options to Messrs. Smith and Hefler under the 1995 Incentive Stock Plan. On September 26, 1997, the Committee granted to Mr. Smith an option to purchase 100,000 shares of the Company's Common Stock at $11.50 per share. Such option vests over a five-year period at a rate of 20% per year and provides for accelerated vesting in the event of a change in control of the Company. On November 7, 1997 and September 18, 1998, the Committee granted to Mr. Hefler options to purchase 5,000 and 3,000 shares of the Company's Common Stock at an exercise price of $13.25 and $14.75 per share, respectively. Each of these options vests over a five-year period at a rate of 20% per year.

COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

            It is the philosophy of the Company and the Compensation Committee that the Company's compensation programs provide a direct link between the performance of the Company and the compensation of its executive officers. Consistent with this philosophy, all of the executive officer compensation plans have been designed to attract, motivate, reward and retain the broad-based management talent required to achieve corporate objectives and increase shareholder value. The Compensation Committee believes the compensation arrangements with executive officers are designed to meet this objective.

                            COMPENSATION COMMITTEE

John B. Biggs, Jr.            Barney A. Ebsworth            Robert H. Chapman
(Chairman since
May 21, 1997)

                            EXECUTIVE COMPENSATION

            The following table sets forth the compensation of each executive officer of the Company for each of the last three fiscal years:

                                                         ANNUAL                     LONG-TERM
                                                    COMPENSATION<F1>              COMPENSATION
                                                    ----------------              ------------
                                                                                   SECURITIES
                                                                                   UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR         SALARY($)          BONUS($)         OPTIONS/SARS(#)     COMPENSATIN($)
---------------------------     ----         ---------          --------         ---------------     --------------
Paul H. Duynhouwer<F2>          1998          $295,441          $151,990                 --/--        $ 34,896<F4>
President & Chief Executive     1997           273,941                --            300,000/--         452,178<F5>
Officer                         1996                --                --                 --/--                --

Wayne L. Smith II<F3>           1998          $155,000          $100,000                 --/--        $  4,650<F6>
Executive Vice President &      1997            35,000                --            100,000/--                --
Chief Financial Officer         1996                                  --                 --/--                --

Richard J. Hefler               1998          $140,000          $ 15,000              3,000/--        $  4,800<F6>
Senior Vice President-Sales     1997           117,083            43,067              5,000/--           4,750<F6>
& Marketing                     1996           110,000            55,617                 --/--          13,324<F6>

----------------------------------------
<F1>  The named individuals did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits, which are not shown because the aggregate amount of such compensation for each of the named individuals during such fiscal year did not exceed the lesser of $50,000, or 10% of total salary and bonus reported for each such individual.

<F2>  Mr. Duynhouwer was appointed President and Chief Executive Officer on
      January 17, 1997.

<F3>  Mr. Smith was appointed Executive Vice President and Chief Financial
      Officer on September 26, 1997.

<F4>  Represents premiums paid by the Company for universal life insurance coverage, Company contributions under the Intrav-Clipper 401(k) Plan and the settlement of accrued vacation.

<F5>  Represents premiums paid by the Company for universal life insurance coverage, Company contributions under the Intrav-Clipper 401(k) Plan (formerly the Windsor, Inc. Profit Sharing Retirement Savings Plan) and deferred bonus earned for 1997 in the amount of $440,000.

<F6>  Represents Company contributions under the Intrav-Clipper 401(k) Plan
      (formerly the Intrav, Inc. Profit Sharing Retirement Savings Plan).

EMPLOYMENT AGREEMENTS

            The Company currently has separate employment agreements with each of Paul H. Duynhouwer, President and Chief Executive Officer, and Wayne L. Smith II, Executive Vice President and Chief Financial Officer.

            Mr. Duynhouwer was appointed President and Chief Executive Officer of the Company on January 17, 1997. At the time of his appointment, Mr. Duynhouwer was party to a Deferred Compensation Agreement with Clipper Cruise Line, Inc., a wholly owned subsidiary of the Company acquired by the Company on December 31, 1996. Under the Deferred Compensation Agreement, Mr. Duynhouwer was entitled to receive an annual base salary of $289,406, subject to a 5% increase on each of August 1, 1998 and August 1, 1999. In addition, Mr. Duynhouwer was entitled to a minimum annual deferred bonus of $50,000, plus 5% of the first $1,000,000 of annual pre-tax earnings of Clipper Cruise Line, Inc., and 10% of any annual pre-tax earnings of Clipper Cruise Line, Inc. in excess of $1,000,000. The cumulative bonus was to vest at 10% per year, with vested bonus amount earning interest at 10% per year. On November 7, 1997, the Deferred Compensation Agreement was amended to provide for full payout of the cumulative deferred bonus amount earned through December 31, 1997 and to cancel the deferred bonus provisions for periods subsequent to December 31, 1997. Mr. Duynhouwer received this payment in 1998.

            Mr. Smith was appointed Executive Vice President & Chief Financial Officer of the Company on September 26, 1997. Mr. Smith's employment arrangement with the Company provides for an annual salary of $200,000 and a payment of $100,000 upon the termination of his employment with the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

            The following table sets forth information concerning stock option grants made in 1998 to the individuals named in the Summary Compensation
Table:

                                          INDIVIDUAL GRANTS VALUE                                 POTENTIAL REALIZABLE VALUE
                     --------------------------------------------------------------------           AT ASSUMED ANNUAL RATE
                     NUMBER OF                   PERCENT OF                                       OF STOCK PRICE APPRECIATION
                     SECURITIES                     TOTAL                                           FOR OPTIONS TERM<F2> ON
                     UNDERLYING                     OPTIONS        EXERCISE                       ---------------------------
                      OPTIONS                       GRANTED        OR BASE
                      (#)<F1>       GRANT         EMPLOYEES        PRICE       EXPIRATION
NAME                  GRANTED       DATE        IN FISCAL YEAR     ($/SH)        DATE                 5%($)         10%($)
----                 ---------      -----       --------------     --------    ----------            -----         ------
Paul H. Duynhouwer       --             --             --             --             --                  --             --
Wayne L. Smith II        --             --             --             --             --                  --             --
Richard J. Hefler     3,000       09/18/98              4%        $14.75       09/18/08             $27,840        $70,530

--------------------------------------
<F1>  The option vests over a five-year period at a rate of 20% per year.
<F2>  The dollar amounts under these columns represent the potential realizable value at assumed annual rates of stock price appreciation of 5% and 10% as set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                   UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS
                         SHARES ACQUIRED            VALUE           FISCAL YEAR END (#)       AT FISCAL YEAR END($)<F1>
NAME                     ON EXERCISE (#)       REALIZED($)<F1>   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                     ---------------       ---------------   -------------------------    -------------------------
Paul H. Duynhouwer            40,000              $362,500            50,000/210,000            $287,500/$2,147,500
Wayne L. Smith II                 --                    --             20,000/80,000                150,000/600,000
Richard J. Hefler                 --                    --             13,000/15,000                107,750/103,750

------------------------------------
<F1>   The values represent the difference between the exercise price of the options and the market price of the Company's common stock on the date of exercise or at the fiscal year end, respectively.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            On December 31, 1996, the Company acquired all the outstanding common stock of Clipper Cruise Line, Inc. ("Clipper"), from Windsor, Inc. ("Windsor"), a company controlled by Barney A. Ebsworth. Pursuant to the purchase agreement, cash consideration of up to $3.0 million may be paid to the extent the cumulative net cruise revenues of Clipper (as defined in the purchase agreement) exceed $70.0 million during the period January 1, 1997 through December 31, 2000. The Company expects to reach the $70.0 million threshhold in 1999, and thus the $3.0 million payment would become payable on February 28, 2000.

                         STOCK PRICE PERFORMANCE GRAPH

            The graph below compares cumulative total shareholder returns (assuming reinvestment of dividends) to the cumulative total returns of the Standard & Poor's 500 Stock Index and to a peer group index. The comparison of total returns assumes that a fixed investment of $100 was invested on May 18, 1995 (the effective date of the initial public offering of the Company's Common Stock) in shares of the Company's Common Stock and in each of the foregoing indices. The information on the graph covers the period from May 18, 1995 through December 31, 1998. Since there is no nationally recognized industry index consisting of travel companies to be used as a peer group index, the Company construed its own peer group. This peer group includes companies that operate in the various facets of the travel industry, including airlines (AMR Corp. and Southwest Airlines), hotels (Hilton and Marriott International), and cruise lines (Carnival Corp. and Royal Caribbean Cruises).The Company believes that the companies included in the peer group, individually or collectively, have operations that are similar to the operations of the Company. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                 COMPARISON OF CUMULATIVE TOTAL RETURN<F*>
                 AMONG INTRAV, INC., S&P 500 AND PEER GROUP


                                [GRAPH]

-------------------------------------------------------------------------------------------------------------------
                                     MAY 18,     DECEMBER 29,       DECEMEBER 31,    DECEMBER 31,    DECEMBER 31,
                                      1995          1995               1996            1997             1998
-------------------------------------------------------------------------------------------------------------------
INTRAV, Inc.                           100           66                  82              152             212
-------------------------------------------------------------------------------------------------------------------
S&P 500                                100          117                 143              192             246
-------------------------------------------------------------------------------------------------------------------
Peer Group                             100          102                 129              188             227
-------------------------------------------------------------------------------------------------------------------

                *Total return assumes reinvestment of dividends

                         COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. To the knowledge of management, based solely on its review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements during 1998 were met.


                             INDEPENDENT AUDITORS

            Deloitte & Touche LLP served as the Company's independent auditors for the year ended December 31, 1998. Representatives of Deloitte &Touche
LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

            Proposals of shareholders intending to be present at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than December 17, 1999, in order to be considered for inclusion in the Proxy Statement and Proxy Card for that meeting. Any such proposals are subject to the requirements of the proxy rules adopted under the Exchange Act. Shareholder proposals which do not appear in the proxy materials may be considered at the 2000 Annual Meeting only if notice of the proposal is received by the Company prior to March 1, 2000.

                                 OTHER MATTERS

            As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If any other matter shall properly come before the Annual Meeting, the persons named as proxies intend to vote the shares represented by Proxy Cards granting the proxies discretionary authority to vote on such matters in accordance with their judgment as to the best interest of the Company on such matters.

                                    Paul H. Duynhouwer
                                    President and Chief Executive Officer

April 15, 1999

PROXY

                                 INTRAV, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 21, 1999

            The undersigned, revoking all previous proxies, hereby appoints Barney A. Ebsworth, Paul H. Duynhouwer and Wayne L. Smith II or any of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated on the reverse hereof, all of the shares of Common Stock of Intrav, Inc. (the "Corporation") held of record by the undersigned on March 31, 1999, at the annual meeting of shareholders to be held at 11:00 a.m. local time on May 21, 1999, at the St. Louis Club, 7701 Forsyth, St. Louis, MO 63105, and at any adjournment thereof, in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.


               (Continued, and to be signed, on the other side.)




                           ( FOLD AND DETACH HERE )

MANAGEMENT RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL         Please mark
         your vote as                                             -------------
                                                      indicated in
                                                      this example

                                                                  -------------

PROPOSAL 1.  ELECTION OF DIRECTORS

             FOR                       WITHHOLD AUTHORITY
     All nominees listed                To vote for all
   (except as marked to the             nominees listed
      contrary at right)                    at right

(INSTRUCTION: To withhold authority to vote for nominee, strike a line through the nominee's name listed below.)

William H.T. Bush                                  Wayne L. Smith II


PROPOSAL 2.  OTHER BUSINESS

    In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

                 WITHHOLD           This Proxy will be voted as specified in
      FOR       AUTHORITY           the spaces provided therefore or, if no
                                    such specification is made, it will be
                                    voted for the election of the nominees
                                    listed in the Election of Directors.



                                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                                    BOARD OF DIRECTORS OF INTRAV, INC.

                                    SIGN
                                    HERE----------------------------------------
                                    (Please sign exactly as name appears hereon)

                                    SIGN
                                    HERE----------------------------------------
                                    Executors, administrators, trustees, etc.
                                    should so indicate when signing

                                    Dated:--------------------------------------




                           ( FOLD AND DETACH HERE )


April 15, 1999

Dear Intrav, Inc. Shareholder:

      You are cordially invited and encouraged to attend the 1999 Annual Meeting of Shareholders of Intrav, Inc. The meeting will be held on Friday, May 21, 1999, at 11:00 a.m., local time, at the St. Louis Club, 7701 Forsyth, St. Louis, Missouri 63105.
      Even if you expect to attend the meeting in person, please vote your preference on the proxy card attached above and return it promptly. Your participation in Intrav, Inc.'s business, whether in person or by proxy, is an important part of the Corporation's governance.
      I look forward to and appreciate your participation in Intrav, Inc.'s 1999 Annual Meeting of Shareholders.

                                          Very truly yours,




                                          Barney A. Ebsworth
                                          Chairman of the Board and
                                          Secretary

                                    APPENDIX

Page 11 of the printed proxy contains a Performance Graph. The information contained in the graph is depicted in the table that immediately follows the graph.